   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1996

                                                      REGISTRATION NO. 333-11491
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          SIMON DEBARTOLO GROUP, L.P.

                           SIMON PROPERTY GROUP, L.P.
          (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                                             34-1755769
                 DELAWARE                                                             35-1903854
      (STATE OR OTHER JURISDICTION OF                                                (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)                                              IDENTIFICATION NO.)

                            ------------------------

                              NATIONAL CITY CENTER
                           115 WEST WASHINGTON STREET
                                 SUITE 15 EAST
                             INDIANAPOLIS, IN 46204
                                 (317) 636-1600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANTS' PRINCIPAL EXECUTIVE OFFICE)

                                  DAVID SIMON
                            CHIEF EXECUTIVE OFFICER
                          SIMON DEBARTOLO GROUP, INC.
                              NATIONAL CITY CENTER
                           115 WEST WASHINGTON STREET
                                 SUITE 15 EAST
                             INDIANAPOLIS, IN 46204
                                 (317) 636-1600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                EDWIN S. MAYNARD, ESQ.                                       JAMES M. ASHER, ESQ.
       PAUL, WEISS, RIFKIND, WHARTON & GARRISON                           ROBERT E. KING, JR., ESQ.
             1285 AVENUE OF THE AMERICAS                                        ROGERS & WELLS
            NEW YORK, NEW YORK 10019-6064                                      200 PARK AVENUE
                    (212) 373-3000                                         NEW YORK, NEW YORK 10166
                                                                                (212) 878-8000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 From time to time or at one time after the effective date of the Registration
                                   Statement.

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses (not including underwriting commissions and fees) of issuance and distribution of the securities are estimated to be:

    Securities and Exchange Commission Registration Fee......................  $  258,620
    Printing Costs...........................................................  $  150,000(1)
    NASD Filing Fees.........................................................  $   30,500
    Fees of Rating Agencies..................................................  $  210,000
    Accounting Fees and Expenses.............................................  $  100,000(1)
    Attorneys' Fees and Expenses.............................................  $  150,000(1)
    Blue Sky Fees and Expenses...............................................  $   90,000
    Miscellaneous Expenses...................................................  $  165,880(1)
                                                                               -----------
              Total..........................................................  $1,155,000(1)
                                                                               ===========

---------------
(1) Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Partnership Agreement of each of the Operating Partnership and SPG, LP contains provisions indemnifying their respective general partners' officers and directors against certain liabilities. Each such Partnership Agreement provides for indemnification of such general partners and their officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Charter, and limits the liability of such general partners and their officers and directors to the Operating Partnership or SPG, LP and their respective partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Company's Charter. In addition, the Company's officers and directors are indemnified under Maryland law and the Company's Charter. The Company's Charter requires the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the laws of Maryland. The Company's By-Laws contain provisions which implement the indemnification provisions of the Company's Charter.

     The Maryland General Corporation Law (the "MGCL") permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. No amendment of the Company's Charter shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. Maryland law permits the Company to provide indemnification to an officer to the same extent as a director, although additional indemnification may be provided if such officer is not also a director.

     The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that
(1) it is proved that the person actually received an improper benefit or profit in money, property or services (to the extent such benefit or profit was received) or (2) a judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter contains a provision consistent with the MGCL. No amendment of the Company's Charter shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

     The Company has entered into indemnification agreements with each of the Company's directors and officers. The indemnification agreements require, among other things, that the Company indemnify its directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover each director and officer if the Company obtains directors' and officers' liability insurance.

ITEM 16.  EXHIBITS.


EXHIBIT NO.                                          DESCRIPTION
-----------       ---------------------------------------------------------------------------------
     1.1*     --  Form of Underwriting Agreement
     4.1**    --  Form of Indenture
     5.1**    --  Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
    12.1**    --  Calculation of Ratio of Earnings to Fixed Charges
    23.1**    --  Consent of Arthur Andersen LLP
    23.2**    --  Consent of Ernst & Young LLP
    23.3**    --  Consent of Paul, Weiss, Rifkind, Wharton & Garrison (contained in Exhibit 5.1)
    23.4**    --  Consent of Willkie Farr & Gallagher
    24.1**    --  Power of Attorney (included in the signature page to the Registration Statement)
    25.1      --  Statement of Eligibility of Trustee on Form T-1
    99.1      --  Agreement dated November 13, 1996 between Simon DeBartolo Group, Inc. and Simon
                  DeBartolo Group, L.P.


---------------
 * To be filed by amendment or incorporated by reference herein by a Current Report on Form 8-K.

** Previously filed.

ITEM 17.  UNDERTAKINGS.

     (a) Each of the undersigned registrants hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) Each of the undersigned registrants hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on November 20 1996.


                                          SIMON DeBARTOLO GROUP, L.P.

                                          By: SD PROPERTY GROUP, INC.

                                              By:      /s/  DAVID SIMON

                                               ---------------------------------
                                                          David Simon
                                                   (Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities as officers and directors of the managing partner of the Registrant and on the date indicated.



                  NAME                                  TITLE                       DATE
----------------------------------------  ---------------------------------  ------------------
                   *                      Co-Chairman of the Board of        November 20, 1996
----------------------------------------    Directors
              Melvin Simon
                   *                      Co-Chairman of the Board of        November 20, 1996
----------------------------------------    Directors
             Herbert Simon
            /s/  DAVID SIMON              Chief Executive Officer and        November 20, 1996
----------------------------------------    Director (Principal Executive
              David Simon                   Officer, Financial Officer and
                                            Accounting Officer)
                   *                      President, Chief Operating         November 20, 1996
----------------------------------------    Officer and Director
           Richard S. Sokolov
                   *                      Director                           November 20, 1996
----------------------------------------
               Birch Bayh
                   *                      Director                           November 20, 1996
----------------------------------------
        Edward J. Debartolo, Jr.
                   *                      Director                           November 20, 1996
----------------------------------------
         William T. Dillard, II
                   *                      Director                           November 20, 1996
----------------------------------------
           G. William Miller

                  NAME                                  TITLE                       DATE
----------------------------------------  ---------------------------------  ------------------
                   *                      Director                           November 20, 1996
----------------------------------------
           Fredrick W. Petri
                   *                      Director                           November 20, 1996
----------------------------------------
          Terry S. Prindiville
                   *                      Director                           November 20, 1996
----------------------------------------
          J. Albert Smith, Jr.
                   *                      Director                           November 20, 1996
----------------------------------------
             Philip J. Ward
                   *                      Director                           November 20, 1996
----------------------------------------
        M. Denise DeBartolo York

*By        /s/  DAVID SIMON
----------------------------------------
              David Simon
            Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on November 20, 1996.



                                          SIMON PROPERTY GROUP, L.P.



                                          By: SIMON DeBARTOLO GROUP, INC.


                                            its general partner



                                                By:     /s/  DAVID SIMON


                                                 -------------------------------

                                                           David Simon


                                                    (Chief Executive Officer)



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in their capacities as officers or directors of the general partner of the Registrant and on the date indicated.



                  NAME                                  TITLE                       DATE
----------------------------------------  ---------------------------------  ------------------
                                          Co-Chairman of the Board of        November   , 1996
----------------------------------------    Directors
              Melvin Simon
                   *                      Co-Chairman of the Board of        November 20, 1996
----------------------------------------    Directors
             Herbert Simon
            /s/  DAVID SIMON              Chief Executive Officer and        November 20, 1996
----------------------------------------    Director (Principal Executive
              David Simon                   Officer, Financial Officer and
                                            Accounting Officer)
                   *                      President, Chief Operating         November 20, 1996
----------------------------------------    Officer and Director
           Richard S. Sokolov
                   *                      Director                           November 20, 1996
----------------------------------------
               Birch Bayh
                                          Director                           November   , 1996
----------------------------------------
        Edward J. Debartolo, Jr.
                                          Director                           November   , 1996
----------------------------------------
         William T. Dillard, II

                  NAME                                  TITLE                       DATE
----------------------------------------  ---------------------------------  ------------------
                   *                      Director                           November 20, 1996
----------------------------------------
           G. William Miller
                   *                      Director                           November 20, 1996
----------------------------------------
           Fredrick W. Petri
                   *                      Director                           November 20, 1996
----------------------------------------
          Terry S. Prindiville
                                          Director                           November   , 1996
----------------------------------------
          J. Albert Smith, Jr.
                   *                      Director                           November 20, 1996
----------------------------------------
             Philip J. Ward
                                          Director                           November   , 1996
----------------------------------------
        M. Denise DeBartolo York

*By        /s/  DAVID SIMON
----------------------------------------
              David Simon
            Attorney-in-fact

                                 EXHIBIT INDEX


                                                                                        SEQUENTIALLY
                                                                                          NUMBERED
EXHIBIT NO.                                   DESCRIPTION                                   PAGE
-----------       --------------------------------------------------------------------  ------------
     1.1*     --  Form of Underwriting Agreement......................................
     4.1**    --  Form of Indenture...................................................
     5.1**    --  Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.................
    12.1**    --  Calculation of Ratio of Earnings to Fixed Charges...................
    23.1**    --  Consent of Arthur Andersen LLP......................................
    23.2**    --  Consent of Ernst & Young LLP........................................
    23.3**    --  Consent of Paul, Weiss, Rifkind, Wharton & Garrison (contained in
                  Exhibit 5.1)........................................................
    23.4**    --  Consent of Willkie Farr & Gallagher.................................
    24.1**    --  Power of Attorney (included in the signature page to the
                  Registration Statement).............................................
    25.1      --  Statement of Eligibility of Trustee on Form T-1.....................
    99.1      --  Agreement dated November 13, 1996 between Simon DeBartolo Group,
                  Inc. and Simon DeBartolo Group, L.P.................................


---------------
 * To be filed by amendment or incorporated by reference herein by a Current Report on Form 8-K.

** Previously filed.